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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    December 23, 1998





                             CN BIOSCIENCES, INC.
              -------------------------------------------------
              (Exact name of registrant as specified in charter)


   Delaware                      000-21281                    33-0509785
----------------              ----------------             -----------------
(State or other               (Commission File               (IRS Employer
jurisdiction of                   Number)                  Identification No.)
incorporation)



10394 Pacific Center Court, San Diego, CA                   92121
-----------------------------------------                 ----------
(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:   (619) 450-5500





                                Not Applicable
        (Former name or former address, if changed since last report)



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Item 1.  Change in Control of Registrant.

         On December 24, 1998, EM Industries, Incorporated, a New York corporation ("Parent"), announced that EM Acquisition Corp. ("Purchaser"), a Delaware corporation and a wholly owned subsidiary of Parent, had completed, on December 23, 1998, its previously announced tender offer (the "Offer") for all of the outstanding shares of the Common Stock, par value $0.01 per share (the "Common Stock"), of CN Biosciences, Inc. (the "Company") at a price of $25.00 per share in cash. According to Parent, as of the expiration of the Offer at 12:00 midnight on December 23, 1998, 5,522,967 shares of Common Stock, representing approximately 96.5% of the Common Stock (the "Purchased Shares"), had been tendered and accepted for payment by Purchaser. The aggregate purchase price for the Purchased Shares was approximately $138.1 million. According to Parent, the funds required by Purchaser to purchase the Purchased Shares were obtained through a capital contribution or a loan or combination thereof from Parent, Merck KGaA, Darmstadt, Germany, a corporation organized under the laws of Germany that controls Parent ("Merck KGaA"), or another affiliate of Merck KGaA.

       On December 30, 1998, Parent and the Company jointly announced that Purchaser, pursuant to the Agreement and Plan of Merger dated as of November 18, 1998 (the "Merger Agreement") by and among Parent, Purchaser and the Company, merged with and into the Company with the Company surviving as a wholly owned subsidiary of Parent (the "Merger"). The approval of the holders of the Common Stock was not required to effect the Merger pursuant to the applicable provisions of the Delaware General Corporation Law ("DGCL"). The Common Stock issued and outstanding immediately prior to the effective time of the Merger and not otherwise acquired pursuant to the Offer were converted, subject to appraisal rights, into the right to receive $25.00 in cash per share, without interest thereon.

       Pursuant to the Merger Agreement, Purchaser, on December 24, 1998, as majority stockholder of the Company, acted by written consent to remove Joseph
P. Landy, S. Joshua Lewis, Stelios B. Papadopoulos and Dr. Richard A. Lerner from the Board of Directors of the Company (the "Board") and to elect the following individuals to serve on the Board: Peter A. Wriede, Dr. Bernd Reckmann, Dr. Harald Schroder, Wolfgang Honn, Dieter Janssen and Stephen J. Kunst.

         Additional information regarding the Offer and the Merger, including descriptions thereof and of any arrangements or understandings with respect to the election of directors and other matters, is included in the Company's Solicitation/Recommendation Statement on Schedule 14D-9 which was filed with the Securities and Exchange Commission on November 25, 1998, and provided to the Company's stockholders. The Schedule 14D-9 is hereby incorporated by reference in this Current Report on Form 8-K.

         A copy of the joint press release of Parent and the Company announcing the effectiveness of the Merger is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Current Report on Form 8-K.



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Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of businesses acquired:

                  None.

         (b) Pro Forma financial information:

                  None.

         (c)  Exhibits:

                  99.1 Joint Press Release of EM Industries, Incorporated, a New York corporation, and CN Biosciences, Inc., a Delaware corporation, dated December 30, 1998







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       CN BIOSCIENCES, INC.



                                       By: /s/ James G. Stewart
                                           -----------------------
                                           Name:  James G. Stewart
                                           Title: Vice President


Dated: December 30, 1998



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                                 EXHIBIT INDEX

Exhibit
-------

                  99.1 Joint Press Release of EM Industries, Incorporated, a New York corporation, and CN Biosciences, Inc., a Delaware corporation, dated December 30, 1998